                                                                    Exhibit 99.1

                     SUNTRUST ANNOUNCES INFORMAL SEC INQUIRY

ATLANTA, Oct. 14 -- SunTrust Banks, Inc. (NYSE: STI) announced today that it has received notice from the Securities and Exchange Commission (SEC) that the SEC is conducting an informal inquiry into the circumstances surrounding SunTrust's recent announcement that it expects to restate its financial statements for the first and second quarters of fiscal 2004 and related matters. SunTrust intends to cooperate and will provide information and documents to the SEC on a voluntary basis.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation's largest commercial banking organizations. The company operates an extensive distribution network primarily in Florida, Georgia, Maryland, North Carolina, South Carolina,
Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust's Internet address is http://www.suntrust.com.

The information provided herein may contain forward-looking statements.
Statements that are not historical facts, including statements about SunTrust's beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by SunTrust's management, and on information currently available to such management. The forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934. Forward-looking statements include statements preceded by, followed by or that include the words "intends," "believes," "expects," "anticipates," "plans,"
"estimates," or similar expressions or future conditional verbs such as "will,"
"should," "would," and "could." Forward- looking statements speak only as of the date they are made, and SunTrust undertakes no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. Management cautions that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of such factors include, but are not limited to: the results of the inquiry by the SEC, as described above, and the results of the review being conducted by the Company's Audit
Committee in connection with the Company's 2004 financial results. For a more thorough discussion of factors that could impact actual results, see the "A
Warning About Forward-Looking Information" section of SunTrust's 2003 annual report filed on Form 10-K with the SEC. For further information regarding
SunTrust, please read the SunTrust reports filed with the SEC and available at
http://www.sec.gov.